Exhibit 5.3

Consent of Darcy Hirsekorn

The undersigned hereby consents to (i) the references to, and the information derived from, the scientific and technical content and interpretations contained in; and (ii) the references, as applicable, to the undersigned’s name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Uranium Royalty Corp. with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Darcy Hirsekorn
Darcy Hirsekorn

Dated: July 20, 2023